Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FOURTH QUARTER AND FULL YEAR ENDED SEPTEMBER 30, 2014

•	Total revenue increased 5.2% for the full year or was flat for the quarter on a constant-currency basis
•	Digital revenue increased 10.9% for the full year or 9.9% for the quarter on a constant-currency basis
•	OIBDA was $107 million versus $36 million in the prior-year quarter
•	Net loss was $24 million versus $57 million in the prior-year quarter

NEW YORK, New York, December 11, 2014—Warner Music Group Corp. (“WMG”) today announced its fourth-quarter and full-year financial results for the period ended September 30, 2014.

“We are proud of everything we accomplished this year,” said Stephen Cooper, Warner Music Group’s CEO.  “We had great success with artists at all stages of their careers, breaking amazing new talent as well as taking our established roster to new heights. At the same time we expanded our digital footprint, announced several groundbreaking partnerships and pushed into emerging markets, ensuring we are well positioned to capitalize on future growth opportunities as the industry evolves and streaming services achieve scale.”

“We improved our financial flexibility this year by lowering interest cost with our April refinancing and we continue to look for new and innovative opportunities to generate revenue and cost savings,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013	% Change	For the Twelve Months Ended September 30, 2014	For the Twelve Months Ended September 30, 2013	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$771	$764	1%	$3,027	$2,871	5%
Digital revenue	301	283	6%	1,196	1,076	11%
Operating income (loss)	24	(41)	-	19	75	-75%
Adjusted operating income⁯(1)	40	22	82%	138	151	-9%
OIBDA	107	36	-	340	333	2%
Adjusted OIBDA(1)	123	99	24%	459	409	12%
Net loss	(24)	(57)	-58%	(303)	(194)	56%
Adjusted net (loss) income (1)	$(8)	$6	-	$(184)	$(118)	56%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Exhibit 99.1

Fourth-Quarter Results

For the quarter, total revenue grew 0.9% or 0.1% in constant currency.  Domestic total revenue rose 2.1% and international total revenue declined 0.4% or 1.6% on a constant-currency basis.  Prior to intersegment eliminations, domestic and international total revenue represented 38.1% and 61.9% of total revenue, respectively, compared to 37.5% and 62.5% of total revenue, respectively, in the prior-year quarter.  Recorded Music revenue grew in digital, licensing and artist services and expanded-rights and Music Publishing revenue grew in digital, synchronization and performance, which offset continued softness in Recorded Music physical revenue and Music Publishing mechanical revenue.  Recorded Music revenue growth in the U.S., UK, Germany and Italy was partially offset by revenue declines in markets including Japan and France. Digital revenue grew 6.4% or 9.9% in constant currency, and digital revenue represented 39.0% of total revenue for the quarter, compared to 37.0% in the prior-year quarter.  Growth in digital revenue is driven by the growth in streaming services.

For the quarter, operating income was $24 million compared to operating loss of $41 million in the prior-year quarter.  OIBDA increased to $107 million from $36 million in the prior-year quarter and OIBDA margin rose to 13.9% from 4.7% in the prior-year quarter.  The increase in operating income, OIBDA and OIBDA margin is largely the result of lower costs related to the Parlophone Label Group (PLG) acquisition in the current-year quarter. Adjusted OIBDA, which excludes PLG-related costs, was $123 million versus $99 million in the prior-year quarter and adjusted OIBDA margin was 16.0% compared to 13.0% in the prior-year quarter.  The increase in adjusted OIBDA margin was in part related to a reduction in PLG operating overhead in fiscal 2014 as cost savings and synergies were realized.  Adjusted operating margin rose 2.3 percentage points to 5.2% from 2.9%.

Net loss was $24 million compared to $57 million in the prior-year quarter and adjusted net loss was $8 million compared to adjusted net income of $6 million in the prior-year quarter.  Adjusted operating income, adjusted OIBDA and adjusted net income (loss) exclude the impact of items relating to the PLG acquisition.  See below for calculations and reconciliations of OIBDA, adjusted operating income, adjusted OIBDA and adjusted net income (loss).

As of September 30, 2014, the company reported a cash and equivalents balance of $157 million, total long-term debt of $3.030 billion and net debt (total debt minus cash) of $2.873 billion.  There was no balance outstanding on the company’s revolver at the end of the quarter.

Cash provided by operating activities was $89 million compared to $12 million in the prior-year quarter.  The increase in cash provided by operating activities primarily reflects an increase related to the timing of digital advances in the quarter.  Free Cash Flow, defined below, was $26 million compared to negative $720 million in the prior-year quarter.  The largest factor impacting the year-over-year change in Free Cash Flow was the PLG acquisition, which was completed in the prior-year quarter.  Capital expenditures rose to $30 million versus $11 million in the prior-year quarter, primarily as a result of costs incurred in the current quarter associated with moving the company’s headquarters.

Full-Year Results

Exhibit 99.1

For the fiscal year, total revenue grew 5.4% or 5.2% in constant currency.  Growth was driven by the addition of PLG, increases in Recorded Music digital and licensing revenue and artist services and expanded-rights revenue as well as Music Publishing digital, performance and synchronization revenue.  These gains more than offset declines in Recorded Music physical revenue and Music Publishing mechanical revenue.  Excluding PLG, total revenue declined 3.7% or 3.8% on a constant-currency basis.  Domestic total revenue declined 1.7% and international total revenue rose 9.9% or 9.4% on a constant-currency basis.  Prior to intersegment eliminations, domestic and international total revenue represented 37.5% and 62.5% of total revenue, respectively, compared to 40.1% and 59.9% of total revenue, respectively, in the prior-year quarter primarily due to the acquisition of PLG.  Digital revenue grew 11.2% or 10.9% in constant currency, and represented 39.5% of total revenue, compared to 37.5% in the prior year.

For the fiscal year, operating income was $19 million versus $75 million in the prior year.  Operating margin was 0.6% versus 2.6% in the prior year.  Adjusted operating margin declined 0.7 percentage points to 4.6% from 5.3% in the prior year. OIBDA was $340 million, up 2.1% from $333 million in the prior year and OIBDA margin declined 0.4 percentage points to 11.2% from 11.6% in the prior year. Adjusted OIBDA grew 12.2% to $459 million and adjusted OIBDA margin expanded 1.0 percentage point to 15.2% from 14.2% in the prior year.  The improvement in adjusted OIBDA and adjusted OIBDA margin was related to the acquisition of PLG and related cost synergies.

Net loss was $303 million compared to $194 million in the prior year.  Adjusted net loss was $184 million excluding a loss on extinguishment of debt of $141 million related to the April 2014 refinancing of the company’s Senior Notes due 2018 compared with the $85 million loss on the extinguishment of debt realized in the prior fiscal year.  Net debt (total debt minus cash) at the end of the fiscal year was $2.873 billion versus $2.712 billion at the end of the prior year but, due to a lower blended interest rate in the fiscal year, the company’s interest expense remained flat at $203 million.

Cash provided by operating activities was $130 million compared to $159 million in the prior year.  Free Cash Flow was negative $25 million, compared to negative $649 million in the prior year.  The largest factor impacting the year-over-year change in Free Cash Flow was the PLG acquisition, which was completed in the prior year.  This was partially offset by higher capital expenditures of $76 million for the fiscal year, up from $34 million in the prior year. The largest drivers of the increase in capital expenditures were the company’s headquarters move, the consolidation of the company’s offices in the UK and other PLG-related costs, as well as increased investments in IT infrastructure and systems.

Exhibit 99.1

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013	% Change	For the Twelve Months Ended September 30, 2014	For the Twelve Months Ended September 30, 2013	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$644	$644	-	$2,526	$2,389	6%
Digital revenue	275	262	5%	1,103	997	11%
Operating income (loss)	4	(49)	-	31	92	-66%
Adjusted operating income⁯(1)	20	18	11%	140	166	-16%
OIBDA	64	8	-	267	270	-1%
Adjusted OIBDA(1)	$80	$75	7%	$376	$344	9%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Recorded Music revenue was flat or down 0.8% in constant currency.  Digital, licensing and artist services and expanded-rights revenue all grew but were offset by a decline in physical revenue.  Licensing revenue growth was driven by activity within the PLG roster and Artist services and expanded-rights revenue was up modestly. Digital revenue grew 5.0%, or 4.2% in constant currency, driven by strength in streaming revenue, and represented 42.7% of total Recorded Music revenue, compared to 40.7% in the prior-year quarter.  Domestic Recorded Music digital revenue was $129 million or 52.4% of total domestic Recorded Music revenue.  Major sellers in the current-year quarter included Ed Sheeran, Mariya Takeuchi, Blake Shelton, Kyary Pamyu Pamyu and Coldplay.

Operating income was $4 million up from a loss of $49 million in the prior-year quarter and operating margin was 0.6% versus negative 7.6% in the prior-year quarter.  Adjusted operating margin rose 0.3 percentage points to 3.1% from 2.8% in the prior-year quarter.  OIBDA rose to $64 million versus $8 million in the prior-year quarter, with OIBDA margin up 8.7 percentage points to 9.9% versus 1.2% in the prior-year quarter.  Recorded Music adjusted OIBDA rose 6.7% and adjusted OIBDA margin rose 0.8 percentage points to 12.4% from 11.6% in the prior-year quarter due to the timing of the PLG integration and realization of cost savings.

Full-Year Results

Recorded Music revenue grew 5.7% or 5.6% in constant currency. Excluding PLG, Recorded Music revenue declined 5.3%, on an as-reported and constant-currency basis, due in part to ongoing declines in physical and digital download revenue, which were partially offset by an acceleration in the growth of streaming revenue.  Artist services and expanded-rights revenue grew, aided by strong concert promotion activity in Europe due to the timing of tours.  Recorded Music licensing revenue also was up.  Recorded Music digital revenue grew 10.6% or 10.4% in constant currency, and represented 43.7% of total Recorded Music revenue for the fiscal year, up from 41.7% in the prior year. Domestic Recorded Music digital revenue amounted to $540 million, or 57.0% of total domestic Recorded Music revenue versus 54.4% in the prior year.  Major sellers included Coldplay, Ed Sheeran, Bruno Mars and Jason Derulo.

Recorded Music operating income was $31 million versus $92 million in the prior year and operating margin was 1.2% versus 3.9% in the prior year.  Recorded Music adjusted

Exhibit 99.1

operating margin declined 1.4 percentage points to 5.5% from 6.9% in the prior year.  Recorded Music OIBDA declined 1.1% and OIBDA margin declined 0.7 percentage points to 10.6%.  Recorded Music adjusted OIBDA improved 9.3% to $376 million and Recorded Music adjusted OIBDA margin expanded 0.5 percentage points to 14.9% due to PLG related synergies.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013	% Change	For the Twelve Months Ended September 30, 2014	For the Twelve Months Ended September 30, 2013	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$130	$126	3%	$517	$503	3%
Digital revenue	26	21	24%	97	83	17%
Operating income	49	34	44%	94	81	16%
OIBDA	$68	$51	33%	$166	$148	12%

Fourth-Quarter Results

Music Publishing revenue rose 3.2% or 2.4% in constant currency.  Digital revenue grew 23.8% due to growth in streaming revenue.  Mechanical revenue declined 22.2% due to the continued transition from physical to digital sales. Synchronization revenue rose 4.3% and Performance revenue rose 9.8%.

Music Publishing operating margin rose 10.7 percentage points to 37.7% from 27.0% in the prior-year quarter. Music Publishing OIBDA rose 33.3% to $68 million from $51 million in the prior-year quarter while Music Publishing OIBDA margin rose 11.8 percentage points to 52.3% from 40.5% in the prior-year quarter driven in part by the reversal of a previously accrued earn-out payment in the current-year quarter.

Full-Year Results

Music Publishing revenue rose 2.8% or 2.2% in constant currency.  The increase in Music Publishing revenue was driven by a 16.9% increase, on an as-reported and constant-currency basis, in digital revenue, a 4.6% increase, or 4.0% in constant currency, in performance revenue, and a 4.1% increase or 3.0% in constant currency, in synchronization revenue. This growth was partially offset by a 10.6% decline or 11.4% in constant currency, in mechanical revenue. Music Publishing digital revenue represented 18.8% of total Music Publishing revenue in the current fiscal year, up from 16.5% in the prior fiscal year.

Music Publishing operating margin was 18.2%, up 2.1 percentage points from 16.1% in the prior year.  Music Publishing OIBDA grew 12.2% to $166 million, while Music Publishing OIBDA margin was 32.1%, up 2.7 percentage points from 29.4% in the prior year, driven in part by the one-time benefit in the current year from the reversal of a previously accrued earn-out payment.

Financial details for the quarter and fiscal year can be found in the company’s Annual Report on Form 10-K, for the period ended September 30, 2014, filed today with the Securities and Exchange Commission.

Exhibit 99.1

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group
With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, East West, Elektra, Erato, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros., Warner Classics, Warner Music Nashville and Word, as well as Warner/Chappell Music, one of the world's leading music publishers, with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution of material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period. The fiscal year ended September 30, 2014 ended on September 26, 2014 and the fiscal year ended September 30, 2013 ended on September 27, 2013. For convenience purposes, the Company continues to date its financial statements as of September 30.

Exhibit 99.1

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Twelve Months Ended September 30, 2014 versus September 30, 2013
(dollars in millions)

	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013	% Change
	(unaudited)	(unaudited)
Revenues	$771	$764	1%
Costs and expenses:
Cost of revenue	(393)	(389)	1%
Selling, general and administrative expenses	(287)	(352)	-19%
Amortization expense	(67)	(64)	5%
Total costs and expenses	$(747)	$(805)	-7%
Operating income (loss)	$24	$(41)	-
Interest expense, net	(46)	(54)	-15%
Other expense, net	(1)	(1)	-
Loss before income taxes	$(23)	$(96)	-76%
Income tax (expense) benefit	(1)	39	-
Net loss	$(24)	$(57)	-58%
Less: Income attributable to noncontrolling interest	(2)	-	-
Net loss attributable to Warner Music Group Corp.	$(26)	$(57)	-54%

	For the Twelve Months Ended September 30, 2014	For the Twelve Months Ended September 30, 2013	% Change
	(audited)	(audited)
Revenues	$3,027	$2,871	5%
Costs and expenses:
Cost of revenue	(1,570)	(1,492)	5%
Selling, general and administrative expenses	(1,172)	(1,097)	7%
Amortization expense	(266)	(207)	29%
Total costs and expenses	$(3,008)	$(2,796)	8%
Operating income	$19	$75	-75%
Loss on extinguishment of debt	(141)	(85)	66%
Interest expense, net	(203)	(203)	-
Other expense, net	(4)	(12)	-67%
Loss before income taxes	$(329)	$(225)	46%
Income tax benefit	26	31	-16%
Net loss	$(303)	$(194)	56%
Less: Income attributable to noncontrolling interest	(5)	(4)	25%
Net loss attributable to Warner Music Group Corp.	$(308)	$(198)	56%

Exhibit 99.1

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at September 30, 2014 versus September 30, 2013
(dollars in millions)

	September 30,	September 30,
	2014	2013	% Change
	(audited)	(audited)
Assets
Current assets:
Cash and equivalents	$157	$155	1%
Accounts receivable, net	383	511	-25%
Inventories	39	33	18%
Royalty advances expected to be recouped within one year	102	93	10%
Deferred tax assets	46	43	7%
Prepaid and other current assets	55	59	-7%
Total current assets	$782	$894	-13%
Royalty advances expected to be recouped after one year	190	173	10%
Property, plant and equipment, net	227	180	26%
Goodwill	1,661	1,668	0%
Intangible assets subject to amortization, net	2,884	3,107	-7%
Intangible assets not subject to amortization	120	120	0%
Other assets	90	110	-18%
Total assets	$5,954	$6,252	-5%
Liabilities and Equity
Current liabilities:
Accounts payable	$215	$280	-23%
Accrued royalties	1,132	1,147	-1%
Accrued liabilities	243	308	-21%
Accrued interest	60	75	-20%
Deferred revenue	219	139	58%
Current portion of long-term debt	13	13	0%
Other current liabilities	3	25	-88%
Total current liabilities	$1,885	$1,987	-5%
Long-term debt	3,017	2,854	6%
Deferred tax liabilities, net	383	439	-13%
Other noncurrent liabilities	279	229	22%
Total liabilities	$5,564	$5,509	1%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	0%
Accumulated deficit	(649)	(341)	90%
Accumulated other comprehensive loss, net	(108)	(61)	77%
Total Warner Music Group Corp. equity	$371	$726	-49%
Noncontrolling interest	19	17	12%
Total equity	390	743	-48%
Total liabilities and equity	$5,954	$6,252	-5%

Exhibit 99.1

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Twelve Months Ended September 30, 2014 versus September 30, 2013
(dollars in millions)

	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013
	(unaudited)	(unaudited)
Net cash provided by operating activities	$89	$12
Net cash used in investing activities	(63)	(732)
Net cash (used in) provided by financing activities	(6)	771
Effect of foreign currency exchange rates on cash and equivalents	(5)	2
Net increase in cash and equivalents	$15	$53

	For the Twelve Months Ended September 30, 2014	For the Twelve Months Ended September 30, 2013
	(audited)	(audited)
Net cash provided by operating activities	$130	$159
Net cash used in investing activities	(155)	(808)
Net cash provided by financing activities	37	511
Effect of foreign currency exchange rates on cash and equivalents	(10)	(9)
Net increase (decrease) in cash and equivalents	$2	$(147)

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net (loss) income and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Exhibit 99.1

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Loss, Three and Twelve Months Ended September 30, 2014 versus September 30, 2013
(dollars in millions)

	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013	% Change
	(unaudited)	(unaudited)
OIBDA	$107	$36	-
Depreciation expense	(16)	(13)	23%
Amortization expense	(67)	(64)	5%
Operating income (loss)	$24	$(41)	-
Interest expense, net	(46)	(54)	-15%
Other expense, net	(1)	(1)	-
Loss before income taxes	$(23)	$(96)	-76%
Income tax (expense) benefit	(1)	39	-
Net loss	$(24)	$(57)	-58%
Less: Income attributable to noncontrolling interest	(2)	-	-
Net loss attributable to Warner Music Group Corp.	$(26)	$(57)	-54%
Operating income (loss) margin	3.1%	(5.4%)
OIBDA margin	13.9%	4.7%

	For the Twelve Months Ended September 30, 2014	For the Twelve Months Ended September 30, 2013	% Change
	(unaudited)	(unaudited)
OIBDA	$340	$333	2%
Depreciation expense	(55)	(51)	8%
Amortization expense	(266)	(207)	29%
Operating income	$19	$75	-75%
Loss on extinguishment of debt	(141)	(85)	66%
Interest expense, net	(203)	(203)	-
Other expense, net	(4)	(12)	-67%
Loss before income taxes	$(329)	$(225)	46%
Income tax benefit	26	31	-16%
Net loss	$(303)	$(194)	56%
Less: Income attributable to noncontrolling interest	(5)	(4)	25%
Net loss attributable to Warner Music Group Corp.	$(308)	$(198)	56%
Operating income margin	0.6%	2.6%
OIBDA margin	11.2%	11.6%

Exhibit 99.1

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Twelve Months Ended September 30, 2014 versus September 30, 2013
(dollars in millions)

	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013	% Change
	(unaudited)	(unaudited)
Total WMG operating income (loss) - GAAP	$24	$(41)	-
Depreciation and amortization expense	(83)	(77)	8%
Total WMG OIBDA	$107	$36	-
Operating income (loss) margin	3.1%	-5.4%
OIBDA margin	13.9%	4.7%
Recorded Music operating income (loss) - GAAP	$4	$(49)	-
Depreciation and amortization expense	(60)	(57)	5%
Recorded Music OIBDA	$64	$8	-
Recorded Music operating income (loss) margin	0.6%	-7.6%
Recorded Music OIBDA margin	9.9%	1.2%
Music Publishing operating income - GAAP	$49	$34	44%
Depreciation and amortization expense	(19)	(17)	12%
Music Publishing OIBDA	$68	$51	33%
Music Publishing operating income margin	37.7%	27.0%
Music Publishing OIBDA margin	52.3%	40.5%

	For the Twelve Months Ended September 30, 2014	For the Twelve Months Ended September 30, 2013	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$19	$75	-75%
Depreciation and amortization expense	(321)	(258)	24%
Total WMG OIBDA	$340	$333	2%
Operating income margin	0.6%	2.6%
OIBDA margin	11.2%	11.6%
Recorded Music operating income - GAAP	$31	$92	-66%
Depreciation and amortization expense	(236)	(178)	33%
Recorded Music OIBDA	$267	$270	-1%
Recorded Music operating income margin	1.2%	3.9%
Recorded Music OIBDA margin	10.6%	11.3%
Music Publishing operating income - GAAP	$94	$81	16%
Depreciation and amortization expense	(72)	(67)	8%
Music Publishing OIBDA	$166	$148	12%
Music Publishing operating income margin	18.2%	16.1%
Music Publishing OIBDA margin	32.1%	29.4%

Adjusted Operating Income, Adjusted OIBDA and Adjusted Net (Loss) Income

Adjusted operating income, Adjusted OIBDA and Adjusted net (loss) income is operating income, OIBDA and net (loss) income, respectively, adjusted to exclude the impact of certain items that affect comparability (“Factors Affecting Comparability”).  Factors affecting period-to-period comparability of the unadjusted measures in fiscal year 2014 included the items listed in Figure 6 below.  We use Adjusted operating income, Adjusted OIBDA and Adjusted net (loss) income to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income, OIBDA and net loss attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Exhibit 99.1

Figure 6. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Twelve Months Ended September 30, 2014 versus September 30, 2013
(dollars in millions)

For the Three Months Ended September 30, 2014
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$24	$4	$49	$107	$64	$68	$(24)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	8	8	-	8	8	-	8
PLG Restructuring Expense	8	8	-	8	8	-	8
Adjusted Results	$40	$20	$49	$123	$80	$68	$(8)

Adjusted Margin	5.2%	3.1%	37.7%	16.0%	12.4%	52.3%

For the Three Months Ended September 30, 2013
	Total WMG Operating (Loss) Income	Recorded Music Operating (Loss) Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net (loss) income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(41)	$(49)	$34	$36	$8	$51	$(57)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	44	48	-	44	48	-	44
PLG Restructuring Expense	19	19	-	19	19	-	19
Adjusted Results	$22	$18	$34	$99	$75	$51	$6

Adjusted Margin	2.9%	2.8%	27.0%	13.0%	11.6%	40.5%

For the Twelve Months Ended September 30, 2014
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$19	$31	$94	$340	$267	$166	$(303)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	59	59	-	59	59	-	59
PLG Restructuring Expense	50	50	-	50	50	-	50
Lease Surrender	10	-	-	10	-	-	10
Adjusted Results	$138	$140	$94	$459	$376	$166	$(184)

Adjusted Margin	4.6%	5.5%	18.2%	15.2%	14.9%	32.1%

For the Twelve Months Ended September 30, 2013
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$75	$92	$81	$333	$270	$148	$(194)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	54	52	-	54	52	-	54
PLG Restructuring Expense	22	22	-	22	22	-	22
Adjusted Results	$151	$166	$81	$409	$344	$148	$(118)

Adjusted Margin	5.3%	6.9%	16.1%	14.2%	14.4%	29.4%

Exhibit 99.1

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Exhibit 99.1

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Twelve Months Ended September 30, 2014 versus September 30, 2013 as Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013	For the Three Months Ended September 30, 2013
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)

US revenue
Recorded Music	$246	$240	$240
Music Publishing	49	49	49
International revenue
Recorded Music	398	404	409
Music Publishing	81	77	78
Intersegment eliminations	(3)	(6)	(6)
Total Revenue	$771	$764	$770

Revenue by Segment:
Recorded Music
Physical	$202	$233	$232
Digital	275	262	264
Total Physical & Digital	477	495	496
Artist services & expanded-rights	94	92	92
Licensing	73	57	61
Total Recorded Music	644	644	649
Music Publishing
Performance	56	51	52
Mechanical	21	27	27
Synchronization	24	23	24
Digital	26	21	21
Other	3	4	3
Total Music Publishing	130	126	127
Intersegment eliminations	(3)	(6)	(6)
Total Revenue	$771	$764	$770

Total Digital Revenue	$301	$283	$274

	For the Twelve Months Ended September 30, 2014	For the Twelve Months Ended September 30, 2013	For the Twelve Months Ended September 30, 2013
	As reported	As reported	Constant
	(audited)	(audited)	(unaudited)

US revenue
Recorded Music	$948	$973	$973
Music Publishing	193	188	188
International revenue
Recorded Music	1,578	1,416	1,420
Music Publishing	324	315	318
Intersegment eliminations	(16)	(21)	(21)
Total Revenue	$3,027	$2,871	$2,878

Revenue by Segment:
Recorded Music
Physical	$822	$900	$896
Digital	1,103	997	999
Total Physical and Digital	1,925	1,897	1,895
Artist services & expanded-rights	332	270	272
Licensing	269	222	226
Total Recorded Music	2,526	2,389	2,393
Music Publishing
Performance	206	197	198
Mechanical	101	113	114
Synchronization	102	98	99
Digital	97	83	83
Other	11	12	12
Total Music Publishing	517	503	506
Intersegment eliminations	(16)	(21)	(21)
Total Revenue	$3,027	$2,871	$2,878

Total Digital Revenue	$1,196	$1,076	$1,078

Exhibit 99.1

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends or fund any repurchases of our outstanding notes or common stock in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net (loss) income as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid for investments from “net cash flow provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash flow used in operating activities.”

Figure 8. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Twelve Months Ended September 30, 2014 versus September 30, 2013
(dollars in millions)

	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2013
	(unaudited)	(unaudited)
Net cash provided by operating activities	$89	$12
Less: Capital expenditures	30	11
Less: Net cash paid for investments	33	721

Free Cash Flow	$26	$(720)

	For the Twelve Months Ended September 30, 2014	For the Twelve Months Ended September 30, 2013
	(unaudited)	(unaudited)
Net cash provided by operating activities	$130	$159
Less: Capital expenditures	76	34
Less: Net cash paid for investments	79	774

Free Cash Flow	$(25)	$(649)

###

Media Contact:	Investor Contact:

Exhibit 99.1

James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com